 LICENSE AGREEMENT

This License Agreement (this "Agreement") is made as of June 30, 2014, by and between SenTen Inc. ("Licensor"), a Delaware corporation, and BRAC Global Automotive, Inc. (“Licensee”), a Nevada corporation.

WITNESSETH:

       WHEREAS, Licensee is in the business of distributing vehicles in the U.S. and desires to obtain the rights to utilize the Vehicle Distribution Assets  (as defined below) in its business endeavors going forward; and

      WHEREAS, Licensor has determined that it is in its best interest to grant to the Licensee the right to utilize the Vehicle Distribution Assets pursuant to the terms and conditions of this Agreement and the Licensee is desirous of entering into this Agreement.

       NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.
Grant of License; Right to Use Vehicle Distribution Assets.  During the term of this Agreement, the Licensor hereby grants to Licensee, and the Licensee hereby accepts pursuant to the terms and conditions herein set forth, a worldwide, un-restricted, un-limited, and exclusive license to use the Vehicle Distribution Assets in all aspects of Licensee’s business, now existing or as may develop hereinafter, in any and all manner and nature it determines appropriate and desirable in conducting its business operation, including but not limited to, in the sourcing, marketing, distribution and sale of products, to enter into agreements, to administer warranty services, to communicate with consumers, dealers, and manufacturers, to make publications, to register and maintain websites, to file for, obtain and/or maintain distributor licenses, file applications for registrations and obtain other registrations, to appear before any governmental agency such as the National Highway Traffic Safety Administration, Department of Transportation, Environmental Protection Agency, and other governmental agencies and authorities, to appear in claims or lawsuits, to authorize others to use and sub-license the use of the Vehicle Distribution Assets, and in any such other manner as may be appropriate and desirable in conducting its business.  “Vehicle Distribution Assets” shall mean the Licensor’s operating systems and system components, dealership network, and associated know-how of the wholesale distribution of motor vehicles in the U.S.

Licensee acknowledges that the Vehicle Distribution Assets are being provided for use by the Licensor to the Licensee on an as-is, where-is basis only, with no warranties or guaranties for its performance.  Licensee shall have the right to upgrade, revise, reproduce, and otherwise expand and work on the operating system and other aspects of the Vehicle Distribution Assets.  Any and all improvements, modifications, changes, expansions, upgrades, and alterations made to the Vehicle Distribution Assets, including the operating systems, shall inure solely and exclusively to the benefit and ownership of the Licensee.

2.
License Fees; Other Obligations of Licensee. As its sole and exclusive consideration for the Licensor’s license of the Vehicle Distribution Assets to the Licensee, the Licensee agrees to pay the Licensor the License Fees and to assume additional obligations, as follows:

a.
Annual License Fee:  Upon execution of this Agreement and on each and every anniversary thereof during the term of this Agreement, Licensee shall issue in favor of the Licensor and deliver to the Licensor One Thousand (1,000) shares of Preferred Class B stocks of the Licensee, provided, however, that if Licensee is not able to issue the Preferred Class B stocks upon execution of this Agreement, Licensee shall allocate those shares for the benefit of the Licensor and issue and deliver the same to the Licensor as soon as such shares become available for issuance.

b.
Quarterly License Fee:  Licensee also agrees to pay to the Licensor within 45 days upon completion of each and every quarter during the term of this Agreement a Quarterly License Fee in the amount of 0.02% of the Licensee’s gross revenue based on the gross revenue amount that is recorded on its books.  Licensee shall remit the Quarterly License Fee to the Licensor by no later than 45 days upon completion of each and every quarter with a License Fee Report containing the gross quarterly revenue amount and the quarterly license fee calculation.  Upon Licensor's reasonable written request, Licensee shall make available to Licensor during regular business hours such relevant data and information which Licensor shall reasonably require to substantiate any License Fee Report submitted to Licensor.

c.	Other Obligations: Licensee shall be responsible for upkeep and maintenance of the operating system at its own cost and expense.
3.
Term.    This Agreement shall commence on the date hereof and shall remain in full force and effect for a period of Ten (10) years hereof, unless terminated earlier by way of Licensee’s exercising its option to acquire the Vehicle Distribution Assets as set forth in Section 5 below, or pursuant to the Termination provisions set forth in Section 4 below.

4.	Termination and Effect of Termination.

a.
Licensor shall have the right to terminate this Agreement if i) the Licensee fails to perform any of the material terms of this Agreement and continues to be in default for a period of thirty (30) days after notice thereof (unless the default cannot be totally cured within the initial thirty (30) day period after notice and the Licensee diligently and continuously proceeds to cure and does in fact cure such default, but within no later than ninety (90) days following such initial period); or ii) Licensee institutes proceedings seeking relief under the Bankruptcy Code or any similar law, or consents to entry of an order for relief against it in any bankruptcy or insolvency proceeding or similar proceeding, or files a petition or answer or consents for reorganization or other relief under any bankruptcy act or other similar law, or consents to the filing against it of any petition for the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of  its or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or takes any action in furtherance of the foregoing; or iii)  there shall be a change in control of Licensee such that (a) Ben Rainwater and Agnes Cha Han  no longer control, in the aggregate, in excess of 25% of the issued and outstanding voting stock of Licensee or in excess of 25% of the equity interest of the Licensee, provided, however, that in the event Mr. Rainwater ceases to be an executive officer of the Licensee for any reason, Licensee shall have six (6) months to engage a successor to Mr. Rainwater, reasonably acceptable to  the Licensor, to serve in such capacity.

b.	The Licensee reserves its right to terminate this Agreement by providing the Licensor a thirty (30) day prior written notice of its intent to terminate this Agreement.

c.
Upon termination or expiration of this Agreement, Licensee shall surrender and return the Vehicle Distribution Assets, and its complete possession and control thereof, to the Licensor in then as-is, where-is condition; provided, however, that at the Licensee’s option and its expense, the Licensee shall have the right to retain those aspects of the operating systems and other aspects of the Vehicle Distribution Assets that the Licensee has developed, expanded, modified, and/or enhanced during the term of this Agreement.

5.
Option to Acquire the Vehicle Distribution Assets. In consideration for One Thousand (1,000) shares of Preferred Class B stocks of the Licensee, Licensor hereby grants to the Licensee the right to acquire the Vehicle Distribution Assets in its entirety for a sum of $2.45 Million in cash or cash equivalent, less any sum of amounts received by the Licensor  from the Licensee in connection with its Quarterly License Fees under Section 2.b above (the “VDA Purchase Amount”).  If Licensee is not able to issue the Preferred Class B stocks upon execution of this Agreement, Licensee shall allocate those shares for the benefit of the Licensor and issue and deliver the same to the Licensor as soon as such shares become available for issuance.

The Licensee shall have the right to exercise this option during the term of this Agreement by submitting to the Licensor a written notice of its intent to exercise its option during a period not less than 30 days from the date of its notice.  Licensee may, at its option, choose to pay the VDA Purchase Amount in the form of a combination of preferred shares of the Licensee, constituting One Hundred Forty-Five Thousand (145,000) shares of Preferred Class B stocks and $1 Million in cash or cash equivalent, subject to any sum of amounts received by the Licensor from the Licensee in connection with its Quarterly License Fees under Section 2.b above.

In the event that Licensor winds up its business operation, files for bankruptcy, or otherwise dissolves its operation, Licensee shall have the right to exercise its option to acquire the Vehicle Distribution Assets by providing the Licensor a notice of its intent to exercise its option.  At such time, the Licensee shall have the right to elect whether to remit the entire VDA Purchase Amount in cash or its equivalent or, at its sole discretion, to remit the payment by way of a combination of the Licensee’s stocks, cash or its equivalents, and notes.

    6.     Representations and Warranties. Each party hereby represents and warrants to the other that:

a.
Organization; Corporate Power. It is duly incorporated and validly existing under the laws of the jurisdiction of its organization; it is duly qualified or licensed and (where the term has a technical meaning) is in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties in such jurisdiction, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed will not materially adversely affect its financial condition, business, operations or prospects; and it has all requisite corporate power and authority (i) to grant the license, in the case of the Licensor, and to enter into this license agreement, in the case of the Licensee, and to carry on the business in which it is engaged and in which it currently proposes to engage; and (ii) to execute, deliver and perform its obligations under this Agreement.

b.
Corporate Authority. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect.

c.
Valid and Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and except as the enforceability thereof may be limited by general principles of equity.

7.
Limitation of Liability: The Licensor’s accountability under this Agreement or for violation of this Agreement shall be limited to repayment of the pertinent License Fees paid to the Licensor by the Licensee hereunder during the previous twelve (12) months, if any.  In no event shall the Licensor be responsible for loss of profits, or for any meandering, particular, significant or secondary damages, however happened, whether for violation of guarantee, violation of contract, refutation of contract, carelessness or otherwise.

8.
Force Majeure: Neither party hereto shall be forced to any responsibilities if it is unable of doing so due to superior forces out of its control and acts of God. Superior forces may include non-accountable failures and shortages by suppliers of the Licensee. If these superior forces or act of God last for more than thirty (30) days, each party hereto has the right to terminate this Agreement in writing.

9.
Rights Cumulative. The rights, remedies and powers of each of the parties contained in this Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by applicable law. No single or partial exercise by any of the parties hereto of any right, remedy or power under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.
Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns; provided, however, that Licensee shall not have the right to transfer or assign its interest in this Agreement without the prior written consent of Licensor, unless such assignment involves a transfer or assignment of this Agreement to an entity which is controlled by the Licensee or is an entity in which the Licensee is a major shareholder, in which event, the Licensee may assign and transfer this Agreement upon written notice to the Licensor.  Any transfer or assignment made in violation of this provision shall be deemed void ab initio.

11.
Further Assurances. Except as otherwise expressly provided in this Agreement, each party shall furnish to the other (and shall deliver and cause to be executed, acknowledged and delivered to the other) any further instruments, which such other party may reasonably require or deem necessary from time to time to evidence, establish, protect, enforce, defend or secure to such other party any or all of its rights hereunder or to more effectuate or carry out the purposes, provisions or intent of this Agreement.

12.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

13.
Severability. This Agreement is severable. If any provision of this Agreement is found invalid or unenforceable in any jurisdiction, that provision, as to that jurisdiction, will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the other remaining provisions of this Agreement, which other remaining provisions will not be affected and shall remain in force, to the maximum extent.

14.	Binding on Successors. This Agreement shall be binding on and inure to the benefit of the parties and their successors and permitted assigns.

15.
No Waiver.  No waiver of any breach of any covenant or provision contained in this Agreement will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision in this Agreement.  No extension of time for performance of any obligation or act will extend the time for performance of any other obligation or act.

16.
Independent Contractors. The parties to this Agreement are and shall remain independent contractors. There is no relationship of partnership, employer, employee, principal, agent, joint venture, employment, franchise or agency between the parties. Except as expressly provided in this Agreement, neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written approval and shall not represent that it has such right.

17.
Entire Agreement; Modifications.  This Agreement constitutes the entire agreement between Licensor and Licensee relating to subject matters addressed in this Agreement, and no oral statements or conversations between the parties hereto or their representatives, whether the same shall have been express or implied, occurring either before or after the execution of this Agreement, shall modify or have any bearing or effect upon this Agreement, it being understood that this Agreement evidences the complete and only agreement regarding the subject matter hereof between the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                                LICENSOR:

SENTEN, INC.

a Delaware corporation

By:/s/Agnes Cha Han
Name:  Agnes Cha Han
Title:  Corporate Secretary

LICENSEE:

BRAC GLOBAL AUTOMOTIVE, INC.
a Nevada corporation

By:/sBen Rainwater
Name:  Ben Rainwater
Title:     President & CEO